UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600

Oakland, CA 946121

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	XYZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

[1]

We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2026, the Board of Directors of Block, Inc. (the “Company”) appointed Andrea Acosta as the Company’s Chief Accounting Officer (principal accounting officer), effective as of May 26, 2026. Ms. Acosta will assume the responsibilities of principal accounting officer from Amrita Ahuja, who has been serving as interim principal accounting officer. Ms. Ahuja will continue in her roles as the Company’s Chief Financial Officer and Chief Operating Officer. Ms. Acosta will report to Ms. Ahuja.

Ms. Acosta, age 47, most recently served as the Chief Accounting Officer of Pinterest, Inc., a visual search and discovery platform, since February 2022. Prior to that, she served in various positions at BioMarin Pharmaceutical Inc., a biotechnology company, (“BioMarin”) including as Global Controller and Chief Accounting Officer from July 2020 to February 2022 and Vice President, Corporate Controller from July 2017 until June 2020. Prior to joining BioMarin, Ms. Acosta worked at Levi Strauss & Co. from August 2007 to June 2017, where she had various roles in finance management during her tenure, most recently as Vice President, Global Controller and Principal Accounting Officer. Ms. Acosta started her career in KPMG LLP’s audit practice from 2003 to 2007. She holds a B.S. in Accounting from San Francisco State University.

Pursuant to the terms of an offer letter entered into with Ms. Acosta in connection with her appointment, Ms. Acosta will receive an annual base salary of $550,000 and a one-time sign-on cash bonus of $250,000. The sign-on bonus is subject to reimbursement to the Company in the event that Ms. Acosta voluntarily terminates her employment with the Company within two years of her start date. Ms. Acosta will also be granted a restricted stock unit award with an aggregate grant date value of $8.0 million under the Company’s 2025 Equity Incentive Plan, which will vest over a four-year period, subject generally to her continued employment with the Company.

There are no family relationships between Ms. Acosta and any director or officer of the Company, and there is no arrangement or understanding between Ms. Acosta and any other person pursuant to which she was appointed as an officer of the Company. Ms. Acosta has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

Date: May 4, 2026	By:	/s/ Chrysty Esperanza
Chrysty Esperanza Chief Legal Officer and Corporate Secretary